Exhibit 99.1

1720 North First St., San Jose, CA 95112

May 30, 2018

Contact: Yvonne Kingman, 310-257-1434

For Immediate Release

CALIFORNIA WATER SERVICE REQUESTS RATE DECREASES

DUE TO NEW TAX LAW AND CAPITAL FINANCING COSTS

Filing Reflects Regulated Utility’s Actual Cost of Service

SAN JOSE, Calif. (NYSE: CWT)—California Water Service (Cal Water) submitted a filing with the California Public Utilities Commission (CPUC) yesterday to decrease revenue needed in its service areas by almost $18 million, due to changes in federal tax laws and CPUC-authorized capital equity and debt financing costs. If approved as submitted, new rates reflecting the lower tax rates and financing costs will be effective July 1, 2018.

Since the 2018 Tax Cuts and Jobs Act was enacted in December 2017, Cal Water has been tracking the effect of the new corporate tax rate and other tax law changes to deductions and deferred income taxes.  The July 1 rate changes will reflect a decrease in the corporate tax rate from 35% to 21% as well as elimination of the Domestic Production Activities Deduction.  In a later filing, Cal Water will apply a credit to customer bills to reflect the impact of all federal tax changes from Jan. 1 to June 30, 2018.

Additionally, earlier this year, the CPUC authorized lower capital financing costs for Cal Water for Jan. 1, 2018, through Dec. 31, 2020. The July 1 rates will reflect the lower authorized return on rate base of 7.48%, based on a 9.20% return on equity and 5.51% cost of debt. Similarly, in a later filing, Cal Water will apply a credit to customer bills to reflect the lower authorized financing costs from Jan. 1 to June 30, 2018.

In some service areas, previously requested revenue increases for water production costs and infrastructure improvements will go into effect at the same time. This decrease will offset the impact of any increases.

“At Cal Water, we are committed to providing a reliable supply of high-quality water to our customers. And, as a regulated utility, our water rates reflect the true cost of providing that service,” said Martin A. Kropelnicki, President and CEO. “When costs increase, rates increase; however, when costs decrease, we will ensure our customers’ rates also decrease. This is part of our promise to provide quality, service, and value.”

California Water Service serves about 2 million people through 484,900 service connections in California. The utility has provided water service in the state since 1926. Additional information may be obtained online at www.calwater.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions’ decisions; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; inability to renew leases to operate city water systems on beneficial terms; changes in California State Water Resources Control Board water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; changes in customer water use patterns and the effects of conservation; the impact of weather and climate on water availability, water sales and operating results; the unknown impact of contagious diseases on the

Company’s operations; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; labor relations matters as we negotiate with the unions; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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